Form 8-k is being submitted pursuant to Rule 901(d) of Regulation S-T

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2001

First Financial Holdings, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-17122	57-0866076
State or other jurisdiction of incorporation	Commission File Number	I.R.S. Employer I.D. number

34 Broad Street, Charleston, South Carolina		29401
(Address of principal executive offices)		(Zip Code)

(843) 529-5933
Registrant's telephone number (including area code)

Item 5. Other Events

On January 19, 2001, First Financial Holdings, Inc. reported earnings for the quarter ended December 31, 2000. For more information regarding this matter, see the press release and selected financial data attached hereto as Exhibit 1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit (1). Press release dated January 19, 2001 and selected financial data for the quarter ended December 31, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL HOLDINGS, INC

/s/ Susan E. Baham
Susan E. Baham
Senior Vice President and Chief Financial Officer

Date: January 22, 2001

Exhibit 1

Press release dated January 19, 2001 with selected financial data.

Contact:	Susan Baham
Senior Vice President
(843) 529-5601

FIRST FINANCIAL HOLDINGS, INC.
REPORTS RESULTS FOR FIRST QUARTER

Charleston, South Carolina (January 19, 2001) - First Financial Holdings, Inc. (NASDAQ: FFCH) today announced results for the quarter ended December 31, 2000.

First Financial reported net income of $4.9 million for the quarter ended December 31, 2000 compared with net income of $4.8 million for the quarter ended December 31, 1999. For the quarter ended December 31, 2000, basic and diluted earnings per common share were $.37 and $.36, respectively, compared with basic and diluted earnings per share of $.36 and $.35, respectively, for the quarter ended December 31, 1999.

President and Chief Executive Officer A. Thomas Hood commented, "We are pleased that the Company's results were in line with our projections for the quarter. We believe we are on track to produce 8% to 9% growth in diluted earnings per share for fiscal 2001. Net interest income increased $341 thousand in the current quarter on growth of $164.7 million in average interest-earning assets. During the December 2000 quarter our net margin declined to 2.92% from 3.10% in the December 1999 quarter; however, on a linked quarterly basis, the net margin improved from 2.85% in the September 2000 quarter. Although the current interest rate environment continues to present challenges to our balance sheet, we are optimistic that recent actions taken by the Federal Reserve in cutting the Federal Funds rate by 50 basis points will be beneficial to the Company as the year progresses."

Hood further noted, "Non-interest income increased to $5.2 million in the quarter, an increase of $1.0 million from the December 1999 quarter. Excluding the effect of gains on the sales of loans and mortgage-backed securities, non-interest revenues increased 15% during the current quarter. Growth was primarily attributable to increased commissions on insurance operations and improved fees earned on deposit accounts and from loan servicing. Gains of $308 thousand were recorded on sales of mortgage-backed and other securities during the quarter ended December 31, 2000."

"Problem assets to total assets declined slightly to .63% of assets at quarter end from .64% at both December 31, 1999 and September 30, 2000. Reserves to total net loans were .84% compared to .82% at December 31, 1999 and .84% at September 30, 2000. The ratio of net loan charge-offs to average net loans was 4 basis points in both the current quarter and the comparable quarter one year ago," Hood commented.

"The quarter was extremely busy in many regards. We recently opened our third office in the Hilton Head area - this one off island in Bluffton. Internet banking sign-ups for customers continued during the quarter at a strong pace, and we are pleased to have approximately 5.4% of our retail deposit households accessing the service. In mid-January we completed a pilot program offering Internet banking, including a number of cash management options, to business customers. We expect a great response from our business customers as we introduce these services this month." Hood concluded.

As of December 31, 2000, total assets of First Financial were $2.3 billion and deposits were $1.2 billion. The Company swapped approximately $39.9 million in loans for mortgage-backed securities during the December 2000 quarter, and loans receivable totaled $1.8 billion at December 31, 2000. Stockholders' equity totaled $143.1 million at December 31, 2000. Book value per common share increased to $10.73 compared to $9.58 per share one year ago.

First Financial is the multiple thrift holding company of First Federal Savings and Loan Association of Charleston and Peoples Federal Savings and Loan Association of Conway. The Associations operate a total of 41 offices located in the Charleston Metropolitan area and Horry, Georgetown, Florence and Beaufort counties, and a loan origination office in coastal North Carolina. The Company also provides brokerage, trust and insurance services through First Southeast Investor Services, First Southeast Fiduciary and Trust Services and First Southeast Insurance Services. For additional information about First Financial, please visit our web site at www.firstfinancialholdings.com.

Certain matters in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company's actual results, performance or achievements may differ materially from those suggested, expressed or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, interest rates, the South Carolina real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

FIRST FINANCIAL HOLDINGS, INC.
Unaudited Consolidated Financial Highlights
(in thousands, except share data)
	Three Months Ended
	12/31/00	12/31/99	09/30/00
Statements of Income
Interest income	$ 43,812	$ 37,997	$ 43,008
Interest expense	27,854	22,380	27,510
Net interest income	15,958	15,617	15,498
Provision for loan losses	(850)	(840)	(575)
Net interest income after provision	15,108	14,777	14,923
Other income
Net gain on sale of loans	175	41	22
Net gain on sale of investments and mortgage-backed securities	308		116
Brokerage fees	351	437	440
Commissions on insurance	836	560	973
Service charges and fees on deposit accounts	2,133	1,912	1,965
Loan servicing fees	505	331	565
Real estate operations (net)	41	44	243
Other	808	786	993
Total other income	5,157	4,111	5,317
Other expenses
Salaries and employee benefits	7,404	7,008	7,219
Occupancy costs	1,026	906	1,004
Marketing	356	339	476
Depreciation, amort., etc.	1,127	874	1,102
FDIC insurance premiums	67	203	64
Other	2,758	2,278	2,644
Total other expenses	12,738	11,608	12,509
Income before income taxes	7,527	7,280	7,731
Provision for income taxes	2,657	2,513	2,595
Net income	4,870	4,767	5,136
Earnings per common share:
Basic	0.37	0.36	0.39
Diluted	0.36	0.35	0.38
Average shares outstanding	13,323	13,356	13,321
Average diluted shares outstanding	13,596	13,626	13,521
Ratios:
Return on average equity	13.87%	15.03%	15.15%
Return on average assets	0.86%	0.90%	0.91%
Net interest margin	2.92%	3.10%	2.85%
Operating expense/average assets	2.24%	2.20%	2.22%
Efficiency ratio	61.86%	59.09%	61.22%
Net charge-offs/average net loans	0.04%	0.04%	0.03%

	12/31/00	12/31/99	09/30/00
Statements of Financial Condition
Assets
Cash and cash equivalents	$ 72,316	$ 73,743	$ 63,992
Investments	44,256	40,483	45,492
Loans receivable	1,841,553	1,808,000	1,838,497
Mortgage-backed securities	265,184	170,810	247,095
Office properties, net	29,811	23,808	29,503
Real estate owned	4,364	6,139	5,895
Other assets	28,502	33,943	26,037
Total Assets	2,285,986	2,156,926	2,256,511
Liabilities
Deposits	1,237,049	1,236,069	1,241,295
Advances from FHLB	750,900	672,500	766,500
Other borrowings	112,460	82,693	61,522
Other liabilities	42,519	37,772	49,343
Total Liabilities	2,142,928	2,029,034	2,118,660
Stockholders' equity
Stockholders' equity	160,844	147,766	157,893
Treasury stock	(18,622)	(17,241)	(18,575)
Accumulated other comprehensive gain (loss)	836	(2,633)	(1,467)
Total stockholders' equity	143,058	127,892	137,851
Total liabilities and stockholders' equity	2,285,986	2,156,926	2,256,511
Stockholders' equity/assets	6.26%	5.93%	6.11%
Common shares outstanding	13,330	13,356	13,318
Book value per share	$ 10.73	$ 9.58	$ 10.35

	12/31/00	12/31/99	09/30/00
Credit quality-quarterly results
Total reserves for loan losses	$ 15,438	$ 14,786	$ 15,403
Loan loss reserves/net loans	0.84%	0.82%	0.84%
Reserves/non-performing loans	155.33%	190.76%	178.65%
Provision for losses	$ 850	$ 840	$ 575
Net loan charge-offs	$ 815	$ 624	$ 560

Problem assets
Non-accrual loans	$ 7,195	$ 5,010	$ 5,881
Accruing loans 90 days or more past due	35	20	29
Renegotiated loans	2,709	2,721	2,712
REO thru foreclosure	4,364	6,139	5,895
Total	$ 14,303	$ 13,890	$ 14,517
As a percent of total assets	0.63%	0.64%	0.64%

Selected Financial Data
(amounts in thousands except per share data)

	On the Date of (Unaudited)
STATEMENT OF CONDITION	12/31/00	09/30/00	06/30/00	03/31/00	12/31/99
Assets
Cash and investments	$ 116,572	$ 109,484	$ 114,327	$ 107,637	$ 114,225
Loans receivable	1,841,553	1,838,497	1,848,619	1,863,687	1,808,000
Mortgage-backed securities	265,184	247,095	233,936	164,443	170,810
Office properties and equip.	29,811	29,503	28,131	25,938	23,808
Real estate owned	4,364	5,895	5,933	6,123	6,139
Other assets	28,502	26,037	24,904	22,308	33,944

Total assets	$2,285,986	$2,256,511	$2,255,850	$2,190,136	$2,156,926

Liabilities
Deposits	$1,237,049	$1,241,295	$1,237,911	$1,229,097	$1,236,069
Advances-FHLB	750,900	766,500	773,500	718,500	672,500
Other borrowed money	112,460	61,522	63,159	68,763	82,693
Other liabilities	42,519	49,343	47,927	43,582	37,834

Total liabilities	2,142,928	2,118,660	2,122,497	2,059,942	2,029,096

Stockholders' equity	142,222	139,318	136,184	133,164	130,465
Unrealized gain (loss) on available
for sale securities	836	(1,467)	(2,831)	(2,970)	(2,635)

Total stockholders' equity	143,058	137,851	133,353	130,194	127,830

Total liabilities and
stockholders' equity	$2,285,986	$2,256,511	$2,255,850	$2,190,136	$2,156,926

	Quarter Ended (Unaudited)					Fiscal Year (unaudited)
	12/31/00	09/30/00	06/30/00	03/31/00	12/31/99	09/30/00	09/30/99
STATEMENT OF OPERATIONS
Total interest income	$ 43,812	$ 43,008	$ 41,228	$ 39,409	$ 37,997	$161,642	$140,832
Total interest expense	27,854	27,510	25,338	23,660	22,380	98,888	80,394

Net interest income	15,958	15,498	15,890	15,749	15,617	62,754	60,438
Provision for loan losses	(850)	(575)	(640)	(690)	(840)	(2,745)	(2,765)

Net int. inc. after provision	15,108	14,923	15,250	15,059	14,777	60,009	57,673

Other income
Net gain (loss) on sale of loans	$ 175	$ 22	$ 38	$ 27	$ 41	$ 128	$ 1,392
Gain on investment securities	308	116	28	0	0	144	37
Loan servicing fees	505	565	523	399	396	1,883	1,176
Svc. chgs/fees-dep. accts	2,133	1,965	1,915	1,801	1,912	7,593	6,586
Real estate operations (net)	41	243	50	40	44	377	88
Other	1,995	2,406	2,051	2,010	1,718	8,185	6,035

Total other income	5,157	5,317	4,605	4,277	4,111	18,310	15,314

Other expenses
Salaries & employee benefits	7,404	7,219	6,843	6,938	7,008	28,008	25,625
Occupancy costs	1,026	1,004	966	862	906	3,738	3,203
Marketing	356	476	366	398	339	1,579	1,316
Depreciation, amort., etc.	1,127	1,102	986	952	874	3,914	3,328
FDIC insurance premium	67	64	65	74	203	406	728
Other	2,758	2,644	2,839	2,478	2,278	10,239	9,080

Total other expenses	12,738	12,509	12,065	11,702	11,608	47,884	43,280

Income before taxes	7,527	7,731	7,790	7,634	7,280	30,435	29,707
Provision for income taxes	2,657	2,595	2,690	2,709	2,513	10,507	10,400
Net Income	$ 4,870	$ 5,136	$ 5,100	$ 4,925	$ 4,767	$ 19,928	$ 19,307

	Quarter Ended (unaudited)					Fiscal Year (unaudited)
	12/31/00	09/30/00	06/30/00	03/31/00	12/31/99	09/30/00	09/30/99
PERFORMANCE RATIOS
Earnings per common share:
Net income:
Basic	$ 0.37	$ 0.39	$ 0.38	$ 0.37	$ 0.36	$ 1.49	$ 1.44
Diluted	$ 0.36	$ 0.38	$ 0.38	$ 0.36	$ 0.35	$ 1.47	$ 1.40

Other ratios
Return on Assets	0.86%	0.91%	0.92%	0.91%	0.90%	0.91%	0.99%
Return on Equity	13.87%	15.15%	15.48%	15.27%	15.03%	15.21%	15.38%
Net int. income/avg. earn. assets	2.92%	2.85%	3.00%	3.04%	3.10%	2.99%	3.22%
Operating exp./avg. assets	2.24%	2.22%	2.17%	2.15%	2.20%	2.19%	2.21%
Efficiency ratio	61.86%	61.22%	59.20%	58.63%	59.09%	59.55%	58.30%

	Period Ended (unaudited)
ON THE DATE OF	12/31/00	09/30/00	06/30/00	03/31/00	12/31/99

Total shares outstanding	13,330	13,318	13,325	13,338	13,363
Book value per share	$ 10.73	$ 10.35	$ 10.01	$ 9.76	$ 9.57
Equity/assets	6.26%	6.11%	5.91%	5.94%	5.93%

	Quarter Ended (unaudited)					Fiscal Year (unaudited)
	12/31/00	09/30/00	06/30/00	03/31/00	12/31/99	09/30/00	09/30/99
AVERAGE BALANCES
Total assets	$2,271,249	$2,256,181	$2,222,993	$2,173,531	$2,113,839	$2,186,035	$1,955,230
Earning assets	2,182,752	2,177,581	2,118,266	2,075,010	2,018,098	2,097,240	1,877,318
Loans	1,836,828	1,878,596	1,891,476	1,847,952	1,783,776	1,839,607	1,640,497
Costing liabilities	2,079,855	2,084,183	2,028,156	1,984,209	1,921,826	2,002,371	1,780,390
Deposits	1,233,439	1,243,666	1,227,994	1,225,150	1,228,077	1,229,037	1,197,476
Equity	140,455	135,602	131,774	129,012	126,856	131,022	125,522

Loans originated
Mortgage loans	$ 70,903	$ 71,017	$ 105,635	$ 93,090	$ 91,970	$ 361,712	$ 507,384
Consumer loans	49,765	57,570	60,015	49,671	43,530	210,786	170,058
Commercial loans	22,662	18,488	20,999	22,140	20,032	81,659	63,132

Total loan originations	$ 143,330	$ 147,075	$ 186,649	$ 164,901	$ 155,532	$ 654,157	$ 740,574

AS OF	12/31/00	09/30/00	06/30/00	03/31/00	12/31/99
Composition of gross loan portfolio
Residential (1-4 family)	$1,232,678	$1,266,025	$1,310,518	$1,352,043	$1,328,208
Other residential	48,545	48,937	50,365	48,066	46,051
A & D and lots	92,881	91,396	88,667	87,697	85,949
Commercial real estate	134,949	131,028	129,459	131,308	123,972
Consumer	332,149	311,990	288,929	261,501	239,374
Commercial business	61,369	57,381	53,953	51,249	49,440

	Period Ended (unaudited)
	12/31/00	09/30/00	06/30/00	03/31/00	12/31/99
ASSET QUALITY
Non-accrual loans	$ 7,195	$ 5,881	$ 4,166	$ 4,356	$ 5,010
Loans 90 days or more past due	35	29	24	1,404	20
Renegotiated loans	2,709	2,712	2,715	2,718	2,721
REO thru foreclosure	4,364	5,895	5,933	6,123	6,139
TOTAL	$14,303	$14,517	$ 12,838	$ 14,601	$ 13,890

	Period Ended (unaudited)
	12/31/00	09/30/00	06/30/00	03/31/00	12/31/99
LOAN AND REO LOSS RESERVES
Total reserves for loan losses	$15,438	$15,403	$ 15,388	$ 15,175	$ 14,786
Loan loss reserves/net loans	0.84%	0.84%	0.83%	0.81%	0.82%
Provision for losses	850	575	640	690	840
Net loan charge-offs	815	560	427	301	624
Net charge-offs/Average net loans	0.04%	0.03%	0.02%	0.02%	0.04%